Exhibit 99.2

Quanterix Announces the Resignation of Kevin Hrusovsky as Executive Chairman of Board of Directors

BILLERICA, Mass. – August 8, 2022 – Quanterix Corporation (NASDAQ: QTRX), a company expanding the limits of exploration with ultrasensitive biomarker detection, today announced that E. Kevin Hrusovsky is stepping down as Executive Chairman of its Board of Directors.

Mr. Hrusovsky has served as the Chairman of Quanterix’ Board of Directors (the “Board”) since June 2014 and as Quanterix’ President and Chief Executive Officer from January 2015 until April 25, 2022, when he was appointed Executive Chairman of the Board as part of its leadership succession plan.

The Board has appointed Martin D. Madaus, Ph.D., the Lead Independent Director of the Board, as Chairman. Dr. Madaus has served on Quanterix’ Board since 2010, including as Executive Chairman from November 2010 to June 2014. Dr. Madaus also previously served as Quanterix’ Chief Executive Officer from October 2011 to July 2012 and as Quanterix’ President from June 2011 to July 2012.

“On behalf of our Board and Quanterix’ management team, we thank Kevin for his service to the Company,” stated Masoud Toloue, President and Chief Executive Officer of Quanterix. Mr. Toloue added, “We greatly appreciate the leadership, insight, and expertise that Kevin has provided over the past eight years, guiding Quanterix through multiple market cycles and overseeing the Company’s growth into a leader in its field. Quanterix would not be the company that it is today without Kevin’s contributions.”

“Under Kevin’s leadership, Quanterix grew rapidly from a small, innovative start-up into a publicly listed leading proteomics company for ultrasensitive biomarker detection enabling completely new medical insights,” said Dr. Madaus.

Mr. Hrusovsky stated, “It has been an honor to serve Quanterix and its stakeholders. I am thankful to have helped establish the potential to impact human health at Quanterix. Given Masoud’s transition into the role of CEO, now is the time for the evolution of board roles to support future growth.” Mr. Hrusovsky went on to say, “I’m excited to continue my lifelong passion to establish precision health and want to thank our employees, customers and directors for their many contributions advancing this important opportunity for society.”

About Quanterix

Quanterix is a company that’s expanding the limits of exploration with ultrasensitive biomarker detection. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts:

Media Contact:
PAN Communications
Lauren Force
(610) 574-0565
pan.quanterix@pancomm.com